Exhibit 99.23(j)

Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated August 17, 2007 on the financial statements of the Industry Leaders® Fund as of June 30, 2007 and for the periods indicated therein and to the references to our firm in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to the Registration Statement on Form N-1A of the Industry Leaders® Fund (SEC File No. 811-09150 and 333-62893).

Cohen Fund Audit Services, Ltd.

Westlake, Ohio

October 30, 2007